UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2003

BRANTLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-21251 (Commission File Number)	34-1838462 (I.R.S. Employer Identification No.)

3201 Enterprise Parkway
Suite 350
Cleveland, OH 44122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (216) 464-8400

Item 5. Other Events

     On January 3, 2003, the Company filed objections to the report and recommendation issued by Magistrate Judge Jack B. Streepy in Goldstein v. Brantley Capital Corp. et al., a civil action pending in the United States District Court for the Northern District of Ohio (1: 02CV1903). Plaintiff Goldstein also filed objections with the court.

Item 7. Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

99.1	Brantley Capital Corporation, Robert P. Pinkas, James P. Oliver and Benjamin F. Bryan’s Objections to Magistrate’s Report and Recommendation.

99.2	Plaintiff’s Limited Objections to Portions of Magistrate’s Report and Recommendation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2002	BRANTLEY CAPITAL CORPORATION

	By:	/s/ Tab A. Keplinger Tab A. Keplinger Vice President and Chief Financial Officer

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